As filed with the Securities and Exchange Commission on November 9, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

XENON PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	98-0661854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3650 Gilmore Way

Burnaby, British Columbia V5G 4W8
Canada

(Address of principal executive offices, including zip code)

Amended and Restated 2025 Inducement Equity Incentive Plan

(Full title of the plan)

Thomas P. Kelly

Chief Financial Officer

Xenon Pharmaceuticals Inc.

3650 Gilmore Way

Burnaby, British Columbia V5G 4W8

Canada
(Name and address of agent for service)

(604) 484-3300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF CONTENTS

Page
Item 3. Incorporation of Documents by Reference	1
Item 8. Exhibits	2

Signatures

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 (the “Registration Statement”) registers an additional 300,000 common shares, without par value, of Xenon Pharmaceuticals Inc. (the “Registrant”) to be issued pursuant to the Registrant’s Amended and Restated 2025 Inducement Equity Incentive Plan. Accordingly, the contents of (i) the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on February 27, 2025 (File No. 333-285382); (ii) the Registration Statement on Form S-8 filed by the Registrant with the Commission on December 1, 2025 (File No. 333-291868); and (iii) the Registration Statement on Form S-8 filed by the Registrant with the Commission on April 13, 2026 (File No. 333-295020) (together with (i) and (ii), the “Previous Form S-8”), including periodic and other reports that the Registrant filed after the filing of the Previous Form S-8 to maintain current information about the Registrant, are incorporated herein by reference into this Registration Statement pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the U.S. Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

(1)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 26, 2026;
(2)
All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and
(3)
The description of the Registrant’s common shares contained in the Registration Statement on Form 8-A12B (File No. 001-36687) filed with the Commission on October 10, 2014, pursuant to Section 12(b) of the Act, as updated by any amendment or report filed for the purpose of updating such description, including the description of the Registrant’s Common Shares contained in Exhibit 4.3 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 26, 2026.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits

Exhibit Number	Description of Document	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1	Specimen common share certificate of the Registrant.	S-1/A	333-198666	4.1	10/6/2014

4.2+	Amended and Restated 2025 Inducement Equity Incentive Plan and related form agreements.	10-Q	001-36687	10.1	11/9/2026

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Blake, Cassels & Graydon LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

107	Filing Fee Table

+ Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Needham Heights, Massachusetts, on November 9, 2026.

XENON PHARMACEUTICALS INC.

By:	/s/ Thomas P. Kelly
Thomas P. Kelly
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ian Mortimer and Thomas P. Kelly as his and her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Xenon Pharmaceuticals Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ian Mortimer	President, Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2026
Ian Mortimer

/s/ Thomas P. Kelly	Chief Financial Officer (Principal Financial and Accounting Officer)	November 9, 2026
Thomas P. Kelly

/s/ Dawn Svoronos	Chair of the Board of Directors	November 9, 2026
Dawn Svoronos

/s/ Gillian Cannon	Director	November 9, 2026
Gillian Cannon

/s/ Steven Gannon	Director	November 9, 2026
Steven Gannon

/s/ Elizabeth Garofalo	Director	November 9, 2026
Elizabeth Garofalo

/s/ Justin Gover	Director	November 9, 2026
Justin Gover

/s/ Patrick Machado	Director	November 9, 2026
Patrick Machado

/s/ Gary Patou	Director	November 9, 2026
Gary Patou